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                                                                  EXHIBIT 10.192

                               EXCHANGE AGREEMENT

         This Exchange Agreement (the "Agreement") is made as of October 2, 1997, among CORRECTIONS CORPORATION OF AMERICA, a Tennessee corporation ("CCA"), AMERICAN CORRECTIONS TRANSPORT, INC., a Tennessee corporation ("ACT"), MICHAEL
D. SHMERLING, L.M. COMPANY, TOM LOVENTHAL, J. THOMAS MARTIN, PETER WEISS, KENNETH ANCHOR, and BERNARD GOLDSTEIN (collectively, the "ACT Majority Shareholders"), and LEON MAY, an individual resident of the State of Tennessee ("Mr. May").


                                    RECITALS

         ACT currently owns 759,764 shares of CCA common stock, $1.00 par value (the "Exchange Shares"). The Exchange Shares were acquired by ACT pursuant to that certain Share Exchange Agreement dated December 1994 by and among CCA, Transcor America, Inc. and the shareholders of Transcor America, Inc. (the "Transcor Share Exchange Agreement"). CCA has proposed to acquire from ACT 100% of the Exchange Shares in exchange for 379,882 shares of CCA's newly authorized Series B Convertible Preferred Stock (the "Series B Preferred Stock"), the terms and conditions of which are set forth in the Articles of Amendment to the Charter of CCA attached hereto as Exhibit A (the "Series B Preferred Stock Designation"). Immediately following the Exchange, ACT will liquidate and distribute its assets to its shareholders (the "ACT Liquidation").

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                             SECTION 1. THE EXCHANGE

         SECTION 1.1. THE EXCHANGE. On the date of Closing (as defined in
Section 1.2 below), CCA shall exchange one (1) share of Series B Preferred Stock for every two (2) shares of Exchange Shares held by ACT (the "Exchange"). Accordingly, ACT shall receive 379,882 shares of Series B Preferred Stock in exchange for 759,764 shares of the Exchange Shares. The parties acknowledge and agree that 24,745 shares of the Exchange Shares are being held in escrow (the "Transcor Escrow Shares") by an escrow agent for CCA (the "Transcor Escrow Agent") pursuant to the terms of Section 1.3(b) of the Transcor Share Exchange Agreement, and that each such Transcor Escrow Share shall be exchanged in accordance with the first sentence of this Section 1.1. The Exchange is intended to be a tax-free reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"). The parties agree that CCA shall assume no liabilities of ACT as a result of the Exchange.

         SECTION 1.2. CLOSING. The consummation of the Exchange and the related transactions described in Section 1.1 of this Agreement shall take place at the corporate offices of CCA or at the offices of Stokes & Bartholomew, P.A., attorneys for CCA, on the date hereof (the "Closing").

         SECTION 1.3. FRACTIONAL SHARES. No scrip or fractional shares of Series B Preferred Stock shall be issued in the Exchange. ACT shall be entitled to receive a cash payment with respect to any


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fractional share in an amount equal to the reported closing sales price on the
Closing date of one share of CCA common stock, $1.00 par value (as reported in the Wall Street Journal) multiplied by two, the product of which is multiplied by such percentage of whole share. Promptly after the Closing, CCA shall pay ACT a cash payment equal to the value of any such fractional share as so determined.

         SECTION 1.4. TRANSFER AGENT. The parties hereto agree that The Bank of Nashville shall be appointed as the Transfer Agent for the Series B Preferred Stock.

         SECTION 1.5. SURRENDER OF CERTIFICATES. At the Closing, (a) ACT shall surrender the certificates representing 735,019 shares of the Exchange Shares, accompanied by duly executed stock powers in favor of CCA; (b) the Transcor Escrow Agent shall surrender the Transcor Escrow Shares, accompanied by duly executed stock powers in favor of CCA; (c) CCA shall deliver certificates representing 12,373 shares of the Series B Preferred Stock to the Transcor Escrow Agent (in such names and denominations as ACT shall have instructed CCA in writing, which writing shall be delivered no fewer than two (2) days prior to Closing) to be held in accordance with the terms of the Transcor Share Exchange Agreement and the documents contemplated therein, and (d) CCA shall deliver to ACT certificates representing the remaining 177,560 shares of the Series B Preferred Stock to be exchanged pursuant to the terms of this Agreement in such names and denominations as ACT shall have instructed CCA in writing, which writing shall be delivered no fewer than two (2) business days prior to Closing.

         SECTION 1.6. ESCROW OF SHARES. At the Closing, all of the shareholders of ACT (collectively, the "ACT Shareholders") shall deliver certificates representing 189,949 shares of the Series B Preferred Stock (the "Escrowed Shares") to The Bank of Nashville ("Escrow Agent") to hold in escrow pursuant to the terms of Section 5 hereof. The precise number of shares of the Series B Preferred Stock to be delivered to the Escrow Agent by each ACT Shareholder shall be listed on Schedule 2.13 attached hereto.


                SECTION 2. REPRESENTATIONS AND WARRANTIES OF ACT

         ACT and each of the ACT Majority Shareholders jointly and severally represent and warrant to CCA as of the date of this Agreement as follows:

         SECTION 2.1. ORGANIZATION; CORPORATE AUTHORITY; COMPLIANCE WITH LAW. ACT is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Tennessee and in all such other jurisdictions in which it conducts business operations. ACT has all requisite power and authority to own, operate, and lease its properties and assets and to carry on its business as now conducted. ACT is not in violation of any order of any court, government authority, or arbitration board or tribunal, or any law, ordinance, government rule or regulation to which ACT or any of its properties or assets is subject. ACT has obtained all licenses, permits, and other authorizations and has taken all action required by applicable law or government regulations in connection with its business as now conducted.

         SECTION 2.2. AUTHORIZATION; VALIDITY AND EFFECT OF AGREEMENT. ACT has the full corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. The consummation by ACT and the ACT Shareholders of the transactions




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contemplated hereby has been duly authorized by all requisite corporate actions, including, but not limited to, appropriate shareholder approval. This Agreement and all agreements and documents contemplated hereby (i) have been duly and validly executed and delivered by ACT and each of the ACT Majority Shareholders,
(ii) constitute, and will constitute, the valid and legally binding obligations of ACT and the ACT Shareholders, and (iii) are enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws relating to creditors' rights and general principles of equity.

         SECTION 2.3. NO VIOLATION. Neither the execution and delivery by ACT and the ACT Shareholders of this Agreement, nor the consummation by ACT and the ACT Shareholders of the transactions contemplated hereby in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of the Charter or Bylaws of ACT, or (ii) conflict with, result in a breach of any provision of or the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge, or encumbrance upon any of the assets of ACT pursuant to any material commitment, lease, contract, or other material agreement or instrument to which ACT is a party (including, but not limited to the Transcor Share Exchange Agreement and the documents related thereto); or (iii) violate any order, arbitration award, judgment, writ, injunction, decree statute, rule, or regulation applicable to ACT or the ACT Shareholders.

         SECTION 2.4. FINANCIAL STATEMENTS OF ACT. Attached hereto as Schedule
2.4 is a copy of the unaudited balance sheet of ACT as of June 30, 1997 (the "Balance Sheet"). The Balance Sheet is accurate, true, and complete in all material respects, is prepared in accordance with the books and records of the Corporation, and fairly reflect the financial condition, assets, and liabilities (whether accrued, absolute, contingent, or otherwise) of ACT on such date. The Balance Sheet does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained in this Section or therein not misleading. There have been no changes in the business of ACT between June 30, 1997 and the Closing Date which would have a materially adverse effect on the accuracy of the Balance Sheet.

         SECTION 2.5. ASSETS. ACT owns the assets reflected on the Balance Sheet, including but not limited to the Exchange Shares. ACT possesses good and marketable title to such assets, free and clear of any and all claims, liens, mortgages, options, charges, conditional sale or title retention agreements, security interests, restrictions, easements, or encumbrances whatsoever and free and clear of any rights or privileges capable of becoming claims, liens, mortgages, options, charges, security interests, restrictions, easements or encumbrances, except as set forth on Schedule 2.5 of this Agreement. Except with respect to the Transcor Escrow Shares which are subject to the terms of the Transcor Share Exchange Agreement, at the Closing, CCA shall receive the Exchange Shares free and clear of any and all claims, liens, mortgages, options, charges, security interests, or encumbrances whatsoever.

         SECTION 2.6. TAX MATTERS. ACT has timely filed (taking into account extensions) all federal, state, and local tax returns required to be filed by it, and has paid in full or made adequate provision by the establishment of reserves for all taxes which have become due or will become due with respect to any period or partial period ending on or before the Closing. All such tax returns are true, complete, and accurate in all material respects. There is no tax deficiency proposed or, to the knowledge of ACT or the ACT Majority Shareholders, threatened against ACT.






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         SECTION 2.7. FAIR MARKET VALUE. The fair market value of the Series B
Preferred Stock and other considerations received by each ACT Shareholder will be approximately equal to the fair market value of the Exchange Shares surrendered by each ACT Shareholder in the Exchange.

         SECTION 2.8. SUBSTANTIALLY ALL ASSETS TO BE EXCHANGED. The Exchange Shares to be exchanged with CCA constitute not less than ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by ACT immediately prior to the transaction. For purposes of this representation, amounts paid by ACT to dissenters, amounts used by ACT to pay its reorganization expenses, amounts paid by ACT to shareholders who received cash or other property, and all redemptions and distributions (except for regular, normal dividends) made by ACT immediately preceding the Exchange will be included as assets of ACT held immediately prior to the Exchange.

         SECTION 2.9. INTENTIONS. Except in connection with the proposed ACT Liquidation, to the knowledge of ACT and the ACT Majority Shareholders there is no plan or intention by the shareholders of ACT to sell, exchange, or otherwise dispose of any shares of the Series B Preferred Stock received in the Exchange.

         SECTION 2.10. INDEBTEDNESS. There is no intercorporate indebtedness existing between CCA and ACT that was issued, acquired or will be settled at a discount in connection with this Agreement.

         SECTION 2.11. COURT PROCEEDING. ACT is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         SECTION 2.12. LIQUIDATION AND DISTRIBUTION. ACT shall promptly distribute the securities it receives in the transaction, and its other properties to the ACT Shareholders pursuant to the terms of a Plan of Liquidation and Dissolution attached hereto as Schedule 2.12.

         SECTION 2.13. ACT SHAREHOLDERS. Schedule 2.13 correctly sets forth all of the name and address of each ACT Shareholder, together with the percentage of Exchange Shares owned by each such shareholder.

         SECTION 2.14. FULL DISCLOSURE. All the information provided by ACT, the ACT Shareholders, and their respective representatives herein and in the Schedules attached hereto and made a part hereof are true, correct, and complete in all material respects and no representation, warranty, or statement made by ACT or any of the ACT Shareholders in or pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation, warranty, or statement not misleading.






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                SECTION 3. REPRESENTATIONS AND WARRANTIES OF CCA.

         CCA hereby represents and warrants to ACT and the ACT Shareholders as of the date of this Agreement as follows:

         SECTION 3.1. ORGANIZATION; CORPORATE AUTHORITY; COMPLIANCE WITH LAW. CCA is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Tennessee. CCA has all requisite corporate power and authority to own, operate, and lease its respective properties and assets and to carry on its businesses as now conducted. CCA is not in violation of any order of any court, government authority, or arbitration board or tribunal, or any law, ordinance, government rule, or regulation to which CCA or any of its properties or assets are subject, the violation of which could have a materially adverse effect upon CCA. CCA has obtained all licenses, permits, and other authorizations and has taken all actions required by applicable law or government regulations in connection with its business as now conducted.

         SECTION 3.2. AUTHORIZATION, VALIDITY, AND EFFECT OF AGREEMENT. CCA has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. The consummation by CCA of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby will constitute, the valid and legally binding obligations of CCA, enforceable and in accordance with its respective terms, subject to applicable bankruptcy, insolvency, moratorium, or other similar laws relating to creditors' rights and general principles of equity.

         SECTION 3.3. NO VIOLATION. Neither the execution and delivery by CCA of this Agreement, nor the consummation by CCA of the transactions contemplated hereby and in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of the Charter or Bylaws of CCA, (ii) conflict with, result in a breach of, any material provisions of or the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge, or encumbrance upon any of the assets of CCA pursuant to any material commitment, lease, contract, or other material agreement or instrument to which CCA is a party (including, but not limited to the Transcor Share Exchange Agreement and the documents related thereto); or (iii) violate any material order, arbitration award, judgment, writ, injunction, decree, statute, rule, or regulation applicable to CCA.

         SECTION 3.4. REACQUISITION OF SERIES B PREFERRED STOCK. As of the date of Closing, CCA has no plan or intention to reacquire any shares of the Series B Preferred Stock to be issued in the Exchange. In addition, as of the date of Closing, CCA has no plan or intention to exercise a mandatory conversion of any shares of the Series B Preferred Stock pursuant to Section E.1. of the Series B Preferred Stock Designation.

         SECTION 3.5. DISPOSITION OF ASSETS ACQUIRED. As of the date of Closing, CCA has no plan or intention to sell or otherwise dispose of the Exchange Shares of CCA acquired from ACT in the Exchange, except for such dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.





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         SECTION 3.6. INTERCORPORATE INDEBTEDNESS. There is no intercorporate indebtedness existing between CCA and ACT that was issued, acquired, or will be settled at a discount in connection with this Agreement.

         SECTION 3.7. INVESTMENT COMPANIES. CCA is not an investment company as defined in Section 368(a)(2)(F)(iii) of the Code.

         SECTION 3.8. OWNERSHIP OF ACT CAPITAL STOCK. CCA does not own, directly or indirectly, nor has it owned during the preceding five years, directly or indirectly, any capital stock of ACT.

         SECTION 3.9. AUTHORIZATION OF SERIES B PREFERRED STOCK. CCA represents that all shares of Series B Preferred Stock that shall be issuable pursuant to this Agreement and in accordance with the Series B Preferred Stock Designation, have been duly authorized and are reserved for issuance and, when issued, shall be validly issued, fully paid, and nonassessable.

         SECTION 3.10. ISSUANCE OF COMMON STOCK UPON CONVERSION. CCA represents that all shares of CCA Common Stock, $1.00 par value (the "CCA Common Stock") that shall be issuable upon conversion of the Series B Preferred Stock pursuant to and in accordance with the Series B Preferred Stock Designation, have been duly authorized and are reserved for issuance and, when issued upon such conversion, shall be validly issued, fully paid, and nonassessable.


                              SECTION 4. COVENANTS

         SECTION 4.1. CERTAIN LEGAL PROCEEDINGS. In the event of any claim, action, suit, investigation, or other proceedings by any government entity or other person is commenced against CCA which questions the validity or legality of the Exchange or any of the other transactions contemplated hereby or seeks damages in connection therewith, the ACT Shareholders agree to cooperate with CCA and use their reasonable efforts to defend against such claim, action, suit, investigation, or other proceeding, and if an injunction or other order is issued in any such action, suit or other proceedings, to use their reasonable efforts to have such injunction or such order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

         SECTION 4.2. EXPENSES. ACT and the ACT Shareholders covenant that all out-of-pocket costs and expenses (including, but not limited to, attorneys' fees) incurred by ACT in connection with this Agreement and the transactions contemplated hereby shall be paid by ACT, and the ACT Shareholders, jointly and severally, agree to pay all such expenses not paid by ACT prior to the ACT Liquidation. CCA covenants that all out-of-pocket costs and expenses (including, but not limited to, attorneys' fees and financial advisor fees) incurred by CCA in connection with this Agreement and the transactions contemplated hereby shall be paid by CCA.

         SECTION 4.3. RESERVATION OF CCA COMMON STOCK. CCA shall at all times reserve such number of shares of CCA Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series B Preferred Stock.





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         SECTION 4.4. USE OF EXCHANGE SHARES. CCA shall use the Exchange Shares acquired hereunder in a manner consistent with its capitalization needs in the ordinary course of its business.

         SECTION 4.5. AMENDMENT OF SERIES B PREFERRED STOCK DESIGNATION. For so long as shares of Series B Preferred Stock are issued and outstanding, CCA shall not amend, or cause to be amended, the Series B Preferred Stock Designation and shall not take any other action or fail to take any action, the result of which will, or with the passage of time could reasonably be deemed to, have a materially adverse affect on the holders of the Series B Preferred Stock


                           SECTION 5. INDEMNIFICATION

         SECTION 5.1. INDEMNIFICATION BY ACT AND THE ACT SHAREHOLDERS. ACT, the ACT Shareholders, and Mr. May, jointly and severally (the "Indemnitors"), hereby agree to defend, indemnify, and hold harmless CCA, its directors, officers, agents, affiliates, representatives, successors, and assigns (the "Indemnified Persons") and, subject to the terms of Sections 5.3 and 5.4 hereof, shall reimburse the Indemnified Persons for, from and against each claim, loss, liability, cost, and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements, and expenses of attorneys, accountants, and other professional advisors) collectively ("Losses"), directly or indirectly relating to, resulting from, or arising out of this Agreement and consummation of the transactions contemplated hereby in accordance with the terms hereof, except for Losses directly resulting from the gross negligence or willful misconduct of the Indemnified Persons.

         SECTION 5.2. PROCEDURE. The Indemnified Persons shall promptly notify the Indemnitors of any claim, demand, action, or proceeding for which indemnification will be sought under 5.1 of this Agreement, and if such claim, demand, action, or proceeding is a third-party claim, demand, action, or proceeding, the Indemnitors will have the right, at their expense, to assume the defense thereof using counsel reasonably acceptable to the Indemnified Persons. The Indemnified Persons shall have the right to participate, at their own expense, with respect to any third-party claim, demand, action, or proceeding. In connection with any such third-party claim, demand, action, or proceeding, ACT, the Indemnitors, and the Indemnified Persons shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third-party claim, demand, action, or proceeding shall be settled by the Indemnitors or the Indemnified Persons without the prior written consent of the Indemnified Persons, on the one hand, or the Indemnitors, on the other hand. If a written offer is made to settle any such third-party claim, demand, action, or proceeding and the Indemnitors propose to accept such offer of settlement and the Indemnified Persons refuse to consent to such settlement, then (i) the Indemnitors shall be excused from, and the Indemnified Persons shall be solely responsible for all further defense of such third-party claim, demand, action, or proceeding; and (ii) the maximum liability of the Indemnitors relating to such third-party claim, demand, action, or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the Indemnified Persons upon such third-party claim, demand, action, or proceeding is greater than the amount of the proposed settlement.

         SECTION 5.3. RIGHT OF SETOFF OF ESCROWED SHARES. At any time, or from time to time, when CCA is entitled to indemnification from the ACT Shareholders, before seeking payment of Losses directly from one or more ACT Shareholders, CCA first shall offset the amount of Losses incurred by




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it as a result of such breach against the Escrowed Shares. For purposes of determining the number of Escrowed Shares subject to offset pursuant to the preceding sentence, CCA may offset the number of shares resulting from dividing
(i) the total Losses incurred by CCA (and for which CCA is entitled to indemnification pursuant to this Section 5), by (ii) the per share, fair market value of one share of Series B Preferred Stock (on an as if converted basis) on the date of Closing. In the event that the Escrowed Shares are insufficient to satisfy the Losses incurred by the Indemnified Persons, then the Indemnified Persons shall be entitled to seek reimbursement for such Losses from the ACT Majority Shareholders. In no event, however, shall the terms of this Section 5.3 be deemed to be a waiver by any ACT Shareholder of the right to seek contribution from any other ACT Shareholder for any Losses paid by an ACT Shareholder in excess of his or her pro rata share of Losses.

         SECTION 5.4. RELEASE OF ESCROWED SHARES. Fifty percent (50%) of the Escrowed Shares will be released from escrow on the eighteen (18) month anniversary of the date on which ACT files its final federal income tax return (the "Filing Date"). ACT shall provide Escrow Agent with written notice confirming the date on which ACT files its final tax return. The balance of the Escrowed Shares shall be released to the ACT Shareholders on the third anniversary of the Filing Date. All Escrowed Shares released from escrow shall be delivered on a pro rata basis to the ACT Shareholders in accordance with each shareholder's ownership percentage as reflected on Schedule 2.13. At least thirty (30) days prior to the date shares are to be released from escrow pursuant to this Section 5.4, each ACT Shareholder may notify Escrow Agent in writing of the specific denominations of the shares to be delivered to such shareholder pursuant to this Section 5.4. Any ACT Shareholder who fails to so notify Escrow Agent will receive one (1) certificate representing all of his or her shares.

         SECTION 5.5. CONDITIONS TO INDEMNIFICATION OBLIGATION OF L.M. COMPANY AND MR. MAY. The parties hereto acknowledge and agree that (i) the obligation of L.M. Company to provide indemnification pursuant to this Section 5 shall not exceed the number of Escrowed Shares held at any given time by the Escrow Agent in the name of L.M. Company, and (ii) on behalf of L.M. Company, Mr. May personally shall indemnify the Indemnified Persons for any Losses payable by L.M. Company pursuant to the terms of this Section 5 which Losses exceed the number of Escrowed Shares held at any given time by the Escrow Agent in the name of L.M. Company. In no event, however, shall the terms of this Section 5.5 be deemed to be a waiver by L.M. Company or Mr. May of the right to seek contribution from any other ACT Shareholder for any Losses paid by or on behalf of L.M. Company in excess of its pro rata share of Losses.

         SECTION 5.6. CONDITION TO INDEMNIFICATION OBLIGATION OF BERNARD GOLDSTEIN. The parties hereto acknowledge and agree that Bernard Goldstein shall be severally, and not jointly (with the remaining ACT Shareholders), liable to provide indemnification pursuant to this Section 5.


                     SECTION 6. SURVIVAL OF REPRESENTATIONS

         SECTION 6.1. SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants, and agreements by the parties contained in this Agreement shall survive for a period of one year from the date of Closing; provided, however, that the representation and warranty made pursuant to Section 2.6 hereof shall survive for the maximum time permitted by law.





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         SECTION 6.2. STATEMENTS AS REPRESENTATIONS. All statements contained in any certificate, schedule, list, document, or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties for purposes of this Agreement.

         SECTION 6.3. REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereof of any other rights or the seeking of any other remedies against the other parties hereto.


                            SECTION 7. MISCELLANEOUS

         SECTION 7.1. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including the exhibits, schedules, lists, and other documents and writing referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to the subject matter. There are no restrictions, agreements, promises, warranties, covenants, or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter. This Agreement may be amended only by a written instrument duly executed by all parties or their respective heirs, successors, assigns, or legal personal representatives. Any condition to a party's obligations hereunder may be waived but only by a written instrument signed by the party entitled to the benefits thereof. Failure or delay of any party at any time or times to require performance of any provision or to exercise its rights with respect to any provision hereof, shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same.

         SECTION 7.2. HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         SECTION 7.3. SEVERABILITY. The invalidity of any term or terms of this Agreement shall not affect any other term of this Agreement which shall remain in full force and effect.

         SECTION 7.4. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

         If to CCA:

                  Corrections Corporation of America
                  102 Woodmont Blvd.
                  Nashville, Tennessee 37205
                  Attention: Doctor R. Crants, Chief Executive Officer

         Copy to:

                  Stokes & Bartholomew, P.A.




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                  424 Church Street, Suite 2800
                  Nashville, Tennessee 37219
                  Attention: Elizabeth E. Moore, Esq.

         If to ACT:

                  American Corrections Transport, Inc.
                  1900 Church Street, Suite 300
                  Nashville, Tennessee 37203
                  Attention: Michael D. Shmerling, President

         Copy to:
                  Sherrard & Roe, PLC
                  424 Church Street, Suite 2000
                  Nashville, Tennessee 37219
                  Attention:  Thomas J. Sherrard, Esq.

         If to ACT Shareholders:

                  To the addresses set forth on Schedule 2.13 hereof.

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         SECTION 7.5. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee, without regard to its conflict of laws rules.

         SECTION 7.6. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, with the same effect as if the signatories executing the several counterparts had executed one counterpart, provided, however, that the several executed counterparts shall have been signed by CCA and ACT. Also, its counterparts together shall constitute one and the same instrument.


                     [Remainder of page intentionally blank]





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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of CCA, ACT, and by the ACT Majority
Shareholders on the date first above written.

                                      CORRECTIONS CORPORATION OF AMERICA


                                      By:      /s/ Darrell K. Massengale
                                          --------------------------------------
                                      Title:   Chief Financial Officer
                                             -----------------------------------


                                      AMERICAN CORRECTIONS TRANSPORT, INC.

                                      By:      /s/ Michael D. Shmerling
                                          --------------------------------------
                                      Title:    President
                                             -----------------------------------


                                      THE "MAJORITY SHAREHOLDERS" OF
                                      AMERICAN CORRECTIONS TRANSPORT, INC.:

                                      /s/ Michael D. Shmerling
                                      ------------------------------------------
                                      Michael D. Shmerling

                                      /s/ Tom Loventhal
                                      ------------------------------------------
                                      Tom Loventhal

                                      /s/ J. Thomas Martin
                                      ------------------------------------------
                                      J. Thomas Martin

                                      /s/ Peter Weiss
                                      ------------------------------------------
                                      Peter Weiss

                                      /s/ Kenneth Anchor
                                      ------------------------------------------
                                      Kenneth Anchor

                                      /s/ Bernard Goldstein
                                      ------------------------------------------
                                      Bernard Goldstein

                                      L.M. Company

                                      /s/ Leon May
                                      ------------------------------------------
                                      Leon May, President

                         CONTINUATION OF SIGNATURE PAGE
                                       TO
                               EXCHANGE AGREEMENT

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of CCA, ACT, the ACT Majority Shareholders, and Leon May on the date first above written.

                                      CORRECTIONS CORPORATION OF AMERICA


                                      By:      /s/ Darrell K. Massengale
                                          --------------------------------------
                                      Title:   /s/ Chief Financial Officer
                                             -----------------------------------



                                      /s/ Leon May
                                      ------------------------------------------
                                      Leon May, individually

                                       12